UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):           December 21, 2006
CT COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)
North Carolina
(State or other jurisdiction of incorporation)

0-19179	56-1837282
(Commission File Number)	(IRS Employer Identification No.)

1000 Progress Place NE
P.O. Box 227
Concord, North Carolina	28026-0227
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (704) 722-2500
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On December 21, 2006, the Board of Directors of CT Communications, Inc. (“CTC”) adopted Amended and Restated Bylaws. The following provisions of the existing bylaws were amended:
•	Section 1, Article II was amended to permit the Board of Directors to select any business day as the annual meeting date. The existing provision required the annual meeting to be held on the fourth Thursday in April of each year.

•	Section 1, Article II and Section 2, Article III were amended to establish advance notice procedures for general business matters and director nominations.

•	Section 9, Article II was amended to authorize the appointment of proxies by electronic or telephonic transmission.

•	Section 2, Article III was deleted as it was redundant with provisions regarding the classification of the Board of Directors in the articles of incorporation.

•	Section 10, Article II was amended to specifically authorize the appointment of inspectors of election.

•	Section 9, Article III was amended to delete a provision regarding the term of a director appointed to fill a vacancy that was inconsistent with North Carolina corporate law.

•	Article V, Section 5 was added to authorize the Board of Directors to document electronically actions taken by written consent.
Item 9.01.      Financial Statements and Exhibits.
     (d)     Exhibits.
     3.2      Amended and Restated Bylaws of CT Communications, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CT COMMUNICATIONS, INC.

	By:	/s/ Ronald A. Marino

Ronald A. Marino Chief Accounting Officer

Dated: December 22, 2006

INDEX TO EXHIBITS

Exhibit No.	Description

3.2	Amended and Restated Bylaws of CT Communications, Inc.

4